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                                 EXHIBIT 99.1

Contact:  COR Therapeutics, Inc.      Burns McClellan, Inc.
          ----------------------      ---------------------
          Peter S. Roddy              Lisa Burns
          Catherine C. Villegas       Jonathan M. Nugent
          (650) 244-6893              (212) 213-0006

FOR IMMEDIATE RELEASE

            COR THERAPEUTICS, INC. ANNOUNCES PROPOSED $175 MILLION
                       CONVERTIBLE SENIOR NOTES OFFERING

South San Francisco, CA; June 4, 2001 - COR Therapeutics, Inc. (Nasdaq:CORR) announced today that it proposes to offer a new issue of $175 million of Convertible Senior Notes due 2006 (the "Notes").

The Notes will be convertible into COR Therapeutics Common Stock, at the option of the holder, at a price to be determined. The Company may also issue up to an additional $50 million of Notes to cover over-allotments in connection with the offering.

COR Therapeutics intends to use the proceeds of the sale for research and development activities, possible acquisitions of complementary businesses and technologies, and general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties.
Actual results may differ materially from the anticipated results discussed in such forward-looking statements, due to factors discussed in the Company's SEC reports, including, but not limited to, the Company's Report on Form 10-Q for the quarter ended March 31, 2001, and Report on Form 10-K for the year ended December 31, 2000. Forward-looking statements are based on current expectations and the Company does not intend to update such information to reflect later events or developments.

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